Exhibit 99.2

Endeavour Energy Norge AS
(formerly OER oil AS )

Unaudited Financial Statements

For the nine months ended 30 September 2003 and 2004

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

PROFIT AND LOSS STATEMENT
For the nine months ended September 30, 2004 and 2003

1000 NOK	2004	2003
(Unaudited)		(Unaudited)
Sales revenues	155 051	109 820
Other operating revenues	—	—

Operating revenues	155 051	109 820

Production expenses	(52 427)	(50 544)
Change in underlift	(7 941)	1 983
Salaries and other personnel costs	(8 030)	(5 650)
Depreciation	(12 641)	(12 498)

Operating expenses	(81 039)	(66 709)

OPERATING INCOME	74 012	43 111

Interest income	1 670	224
Interest expenses	(1 914)	(4 259)
Other financial expenses	(1 897)	(1 225)

Net financial items	(2 141)	(5 260)

INCOME BEFORE TAXES	71 871	37 851

Corporate income taxes on ordinary income	(41 303)	(29 695)

NET INCOME FOR THE PERIOD	30 568	8 156

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

BALANCE SHEETS
As of 30 September, 2004 and 31 December, 2003

	30 September,	31 December,
1000 NOK	2004	2003
(Unaudited)
Deferred tax assets	8 850	43 257

Intangible assets	8 850	43 257

Tangible assets	85 682	79 000

Fixed assets	94 532	122 257

Underlift	1 108	5 358
Accounts receivable	27 404	7 699
Other receivables	30 479	35 474
Cash and bank	41 538	18 627

Current assets	100 529	67 158

ASSETS	195 061	189 415

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

BALANCE SHEETS
As of 30 September, 2004 and 31 December, 2003

	30 September,	31 December,
1000 NOK	2004	2003
(Unaudited)
Share capital	5 334	5 334
Share premium reserve	28 466	28 466

Paid-in equity	33 800	33 800

Other equity	57 109	26 541

Equity	90 909	60 341

Provisions decommissioning & abandonment	15 191	9 584

Provisions	15 191	9 584

Loans	83 000	10 000

Long term liabilities	83 000	10 000

Bank liabilities	—	14 409
Accounts payable	2 862	2 016
Accrued social security and withholding taxes	—	386
Other current liabilities	3 099	92 679

Current liabilities	5 961	109 490

EQUITY AND LIABILITIES	195 061	189 415

Pledges	102 000	22 000

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

CASH FLOW STATEMENTS
For the nine months ended September 30, 2004 and 2003

1000 NOK	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operations
Income before taxes	71 871	37 851
Taxes paid	(6 916)	(23 206)
Depreciation	12 641	12 498
Increase current assets	(10 460)	(15 767)
Increase/(decrease) short term liabilities	(103 509)	101 344
Provision for decommissioning and abandonment	5 458	6 331

CASH FLOWS FROM (USED IN) OPERATIONS	(30 915)	119 051

Cash flows used for investments
Investment in tangible assets	(19 323)	(83 711)

CASH FLOWS USED FOR INVESTMENTS	(19 323)	(83 711)

Cash flows from financing
Increase/(decrease) long term liabilities	149	—
Proceeds from borrowings	73 000	—
Proceeds from share issue		30 000

CASH FLOWS FROM FINANCING	73 149	30 000

Net change in cash and bank	22 911	65 340

Cash and bank 1 January	18 627	619

CASH AND BANK 30 SEPTEMBER	41 538	65 959

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

ACCOUNTING PRINCIPLES

The accompanying interim financial statements of Endeavour Energy Norge AS (formerly OER oil AS) (“OER” or the “Company”) have been prepared in accordance with accounting principles generally accepted in Norway (“N GAAP”). Accordingly, they do not include all of the information and footnotes required by N GAAP for complete financial statements. A reconciliation of the interim financial statements under N GAAP to accounting principles generally accepted in the United States (“US GAAP”) is included in Note 2. On January 10, 2005, OER oil AS was renamed Endeavour Energy Norge AS.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The principal accounting policies used in the preparation of these financial statements are set out below.

These interim financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Company’s financial statements for the year ended December 31, 2003.

The consolidated accounts comprise OER oil AS and its 100% owned subsidiary OER energy AS. All intercompany balances and transactions have been eliminated on consolidation.

As a consequence of the approval by the Norwegian Ministry of Finance in December 2003, all assets and related activities in OER energy AS were transferred to OER oil AS.

In those licenses which OER oil AS participates in joint ventures within the oil and gas industry, the company’s shares are accounted for in accordance with the proportionate consolidation method.

Preparation of financial statements in accordance with generally accepted accounting principles requires that management make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTES TO THE ACCOUNTS

Note 1. Loans

1000 NOK	30.09.2004	31.12.2003

Bank debt	53 000	—
Convertible loan	30 000	10 000

Total	83 000	10 000

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

In January 2004, the Company entered into a debt agreement with Handelsbanken for MNOK 65, of which MNOK 53 is currently outstanding, and bears interest at the 6-month Norwegian Inter-Bank Offering Rate (NIBOR) plus 1.4%. The debt is repayable in semi-annual installments through January 2006. In addition, Handelsbanken has provided a guarantee of up to MNOK 16 to the operator of the Brage and Njord fields and the Norwegian Ministry of Petroleum and Energy for the abandonment and decommissioning costs for these fields.

The Handelsbanken agreement contains customary covenants, including but not limited to, limitations on OER’s ability to incur liens, make acquisitions and investments, or sell or transfer assets. Additionally, OER may not permit its book equity to fall below 25%.

The convertible loan of MNOK 30 is from Lundin Petroleum B.V. The loan agreement for a total facility of MNOK 30, was entered into 27 December 2002 and was convertible into 20 million shares of the Company’s shares, contingent upon OER not repaying the loan upon maturity. The loan is interest free, and is due for repayment at the end of 2005. The convertible loan is subordinated to any other bank debt.

Note 2. Other Current Liabilities

1000 NOK	30.09.2004	31.12.2003

Other interest-bearing debt	—	80 300
Other current liabilities	3 099	12 379

Total	3 099	92 679

Other interest bearing debt is an amount due to Aker Maritime Finance AS in connection with the Company’s acquisition of Aker Energy AS and bears interest at 4.5%. The loan was repaid in 2004.

Note 3. Provisions Decommissioning & Abandonment

The company is providing for future decommissioning and abandonment liabilities in producing fields in accordance with the unit of production method. The basis for the total liabilities is estimates received from the operators of the respective fields.

Note 4. Bank Liabilities

1000 NOK	30.09.2004	31.12.2003

Bank liabilities	—	14 409

Bank liabilities represent an overdraft facility with Union Bank of Norway for a maximum of MNOK 20. All outstanding balances were repaid during 2004.

Note 5. Pledges

During the nine months ended September 30, 2004, the Company pledged an additional amount connected to a credit line of USD 5 million and a term loan of NOK 65 million

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

given by the bank, Handelsbanken. Receivables, inventory, certain bank accounts and deposits were pledged with the aggregate value of NOK 102 million. The credit line of NOK 20 million with the bank Gjensidige NOR and the accompanied pledge were abolished in January 2004.

Note 6. Subsequent Event

On November 23, 2004, Endeavour International Corporation’s Norwegian subsidiary, Endeavour Energy Norge AS, acquired a majority interest in OER from Lundin Petroleum B.V. (“Lundin”). Pursuant to the Share Sale and Purchase Agreement, Endeavour paid Lundin NOK (Norwegian kroner) 172,500,000 in cash for all of Lundin’s shares in OER, representing about 76% of the outstanding shares of OER.

On November 10, 2004, Endeavour Norge entered into agreements (each a “Purchase Agreement,” and collectively the “Purchase Agreements”) with the twenty-four minority interest holders of OER, including certain members of OER’s management, to purchase the remaining 23.34% interest in OER. Pursuant to the Purchase Agreements, Endeavour Norge will purchase 1,299,772 shares in OER for consideration of NOK 6.98 and 1.68 shares of Endeavour International Corporation common stock per share of OER. The number of shares of Endeavour International Corporation common stock to be issued as consideration under the Purchase Agreements is subject to downward adjustment to reflect any changes in OER’s claimed loss carryforwards as of December 31, 2003 and other estimated tax amounts.

Assuming no adjustments are made to the share consideration to be paid under the Purchase Agreements, the aggregate consideration to be paid for OER would be approximately NOK 181.6 million in cash and 2,183,617 shares of Endeavour International Corporation common stock.

Note 7. Summary of Significant Differences Between Generally Accepted Accounting Principles in Norway and the United States of America

The financials statements of the company have been prepared in conformity with N GAAP, which differs in certain respects from generally accepted accounting principles in the United States of America (US GAAP). The following is a summary of the significant adjustments to net income (loss) for the year when reconciling amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with US GAAP.

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

Nine months ended 30
September
1000 NOK	Notes	2004	2003

Net income for the year under N GAAP		30 568	8 156

US GAAP Adjustments:
Asset retirement obligation:
Reversal of OER units-of-production – production expenses	a)	5 458	6 331
Accretion	a)	(2 630)	(2 165)
Depreciation:
Impact of asset retirement obligation	a)	(6 382)	(6 259)
Impact of US full cost reserves	b)	(9 629)	(9 985)
Impact of tax step-up	c)	(32 491)	(31 865)
Tax effect of US GAAP adjustments	d)	39 438	37 474

		(6 236)	(6 469)

Net income (loss) for the nine months under US GAAP		24 332	1 687

		September	December
1000 NOK	Notes	30, 2004	31, 2003

Equity under N GAAP		90909	60341

US GAAP Adjustments:
Asset retirement obligation:
Reversal of OER units-of-production – production expenses	a)	15042	9584
Accretion	a)	(5877)	(3247)
Depreciation:
Impact of asset retirement obligation	a)	(14686)	(8304)
Impact of US full cost reserves	b)	(24110)	(14481)
Impact of tax step-up	c)	(74769)	(42278)
Tax effect of US GAAP adjustments	d)	91692	52254

		(12708)	(6472)

Equity under US GAAP		78201	53869

a) Asset Retirement Obligation – Under US GAAP, Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” requires companies to record the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. Under this standard, the initial recognition of the liability occurs in the period

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

in which it is incurred and a reasonable estimate can be made. In subsequent periods, amounts due to the passage of time are recorded as accretion and revisions to the estimate are recorded as an adjustment to the liability. Upon recognition of the liability, the related asset is capitalized as part of the asset cost for the amount of the liability and amortized over the related assets estimated useful life on the unit of production basis for oil and gas operations. Under N GAAP, provisions for decommissioning and abandonment are calculated in accordance with the unit of production method and recorded as production expenses in the income statement with a corresponding recording of the liability provision. For the US GAAP adjustment for December 31, 2003, a liability and corresponding asset of NOK 40.6 million was recognized. Included in the US GAAP adjustment for the nine months ended September 30, 2004 and 2003 NOK 2.6 million and NOK 2.2 million, respectively, of accretion expense and NOK 6.4 million and NOK 6.3 million, respectively, of depreciation.

b) Full Cost Method of Accounting for Oil and Gas Operations – Under US GAAP, depreciation for oil and gas operations is calculated based on proved reserves and country by country cost centres. Under N GAAP, depreciation has been calculated on proved and probable reserves on a field by field basis. For the nine months ended September 30, 2004 and 2003, NOK 13.9 million and NOK 12.3 million, respectively, of additional DD&A was recognized under US GAAP.

c) Purchase of Assets – Under US GAAP, Emerging Issues Task Force Issue (“EITF”) No. 98-11, “Accounting for Acquired Temporary Differences in Certain Purchase Transactions That Are Not Accounted for as Business Combinations,” the assigned value of the asset and the related deferred tax asset or liability should be determined under the simultaneous equations method in determining amount of deferred taxes applicable to the transaction.

Under N GAAP, additional deferred taxes were not provided on the transaction to acquire the interests in the producing fields Brage and Njord from Norsk Hydro and any difference between the financial and tax bases are treated as permanent differences. Under US GAAP, an additional asset of NOK 206.6 million was recorded at the time of the acquisition with an offsetting increase to deferred tax liabilities.

In accordance with EITF No. 98-11, any deferred credit arising from the application of this Issue should not be classified as part of deferred tax liabilities or as an offset to deferred tax assets. Under N GAAP, the deferred credit arising from the tax loss acquired through the acquisition of Aker Energy AS was classified as an offset to deferred tax assets. At December 31, 2003, an additional amount of NOK 16.7 million has been recorded as an increase to deferred tax assets with the offset recorded to other liabilities.

d) Deferred tax effect of US GAAP adjustments at a rate of 78% for all items except for the book tax difference related to certain licences. Under US GAAP, income taxes are based on the liability method. Under N GAAP, income taxes are also based on the liability method, with the exception of book and tax differences related to licenses. Certain licenses are non-deductible and under N GAAP no deferred tax liability is recognized.

Endeavour Energy Norge AS (formerly OER oil AS)
Unaudited Financial Statements
for the Nine Months Ended September 30, 2004 and 2003

Comprehensive income under US GAAP is the same as net income under US GAAP for all periods presented.

There are no significant differences in cash from operations, cash used by investments and cash from financing under N GAAP versus net cash provided by operating activities, net cash used in investing activities and net cash provided by financing activities under US GAAP for all periods presented.